Exhibit 99.3
Medical Office and Outpatient Facilities
within the
Healthcare Real Estate Environment
An Overview
February 2007
Except for the historical information contained within, the matters discussed in this document may contain forward looking statements that involve risks and uncertainties, including the development of transactions that may materially differ from the results of these projections. These risks are fully disclosed in a 10-K filed with the SEC by Healthcare Realty Trust for the year ended December 31, 2005. These forward looking statements represent the Company’s judgment as of the date of this presentation. The Company disclaims any intent to update this forward looking material.

Medical Office and Outpatient Facilities
within the
Healthcare Real Estate Environment
Introduction
Historically, healthcare real estate investment has been viewed by investors as a high-risk, low-growth business because of its principal association with senior living facility investments. Today, even with diversification, the majority of healthcare REIT assets remain in the senior living sector. Most investors still view all healthcare facility types without differentiation and believe all healthcare assets present high risks associated with thinly-capitalized operator tenants who have reimbursement and regulatory issues, as well as occupancy and rent coverage challenges. Although in the past these risks have characterized skilled nursing and, to a lesser extent, assisted living facilities, they are not characteristic of all property types within the healthcare sector, especially medical office and outpatient facilities.
Within the universe of healthcare facilities (which, as a class, includes acute care hospitals, skilled nursing facilities, assisted living facilities, outpatient facilities, rehabilitation facilities and more), medical office and outpatient facilities have emerged as a property type that investors are considering attractive. Outpatient property valuations have risen to historical highs, creating a deficit of accretive acquisition opportunities among stabilized and well-located medical office and outpatient facilities. Investors who have the experience and resources to develop these facilities are realizing better risk-adjusted returns.
Medical office and outpatient facilities provide intrinsic values and low-risk for many reasons, including the following:
•	They are critical to meeting increased patient demand by providing settings for the delivery of expanded hospital services and new treatment methods.

•	High barriers-to-entry in markets dominated by large health systems result in low competition and limited new development, giving medical office and outpatient real estate unique dynamics of a demand-driven, non-cyclical nature.

•	Investors able to target selective market niches in need of new outpatient facilities can secure better long-term yields and growth opportunities through build-to-suit development.

•	Occupancies are consistently high, with low turnover of physician tenants who, by nature of their services, need to be located near a hospital campus.

•	Outpatient, multi-tenanted facilities are inherently diverse in location, services and tenancy.

•	EBITDAR (Earnings Before Interest, Taxes, Depreciation, Amortization and Rent) coverages of medical office tenants are, on average, approximately 10 times higher than the typical senior living operator.

•	Physician tenants receive a higher percentage of reimbursement from private payors than hospitals or nursing home operators. Risk of delinquency on rent because of a change in reimbursement is very low, and historical Medicare and Medicaid payments to physicians have been stable over time.

In recent years, investors have begun to recognize the lower risk and higher long-term growth that is inherent to medical office and outpatient facilities. According to Trepp, LLC, a leading provider of commercial mortgage information, among almost 55,000 outstanding loans in 2005, 705 loans were delinquent, of which 110 loans were related to office. Of even more significance, only one delinquent loan was related to a medical office facility.1 As the favorable fundamentals of outpatient real estate have become more readily apparent to industry experts, investors have aggressively pursued acquisitions and have accelerated pricing to minimally accretive, even dilutive, levels. Investors able to develop such facilities can gain up to two to three basis points in higher yields.
Need-Driven Dynamics
•	Over 50% of national healthcare spending is directed to hospital and physician services.

•	Physicians are essential to hospitals and require over 975 million square feet of office space nationwide.

•	Location is critical to a physician’s time and revenue, resulting in low tenant turnover and high occupancy in on-campus medical office facilities.

•	Hospitals secure patient admissions through physician offices, increasing the unlikelihood of strategic medical office and outpatient facilities becoming functionally obsolete.

•	Consistently high barriers-to-entry limit supply of on-campus medical office/outpatient space, allowing such facilities to be driven by demand – not supply.

•	Capital-constrained hospitals are increasingly interested in third-party real estate investors owning and developing on-campus or nearby outpatient facilities.

•	Investors with development capabilities and a specialized awareness of healthcare markets can locate higher risk-adjusted returns in build-to-own properties.

•	The lowest-risk investments in medical office/outpatient facilities are those strategically tied to the mission of a health system. Office space becomes more fungible when disconnected from a health system.
Evolving trends in treatment preferences, technological advances, cost-saving initiatives, and the allocation of healthcare expenditures to hospital and physician services have critically altered the healthcare real estate landscape, increasing the need for medical office and outpatient facilities and drawing interest from non-traditional healthcare investors. According to the Centers for Medicare and Medicaid Services (CMS), national healthcare spending totaled approximately $2.0 trillion in 2005, with the majority of spending – over 50% – going to physician and hospital services. Only 6% of healthcare spending is directed to skilled nursing services.2 (See Fig. 1) As the population grows and ages, spending on hospital services is expected to continue to rise significantly, providing impetus for high-growth and stability in hospital-related, outpatient real estate.

[1]	Trepp, LLC- Data as of April 4, 2005.

[2]	U.S. Department of Health and Human Services, Centers for Medicare and Medicaid Services, National Health Expenditure Amounts and Average Annual Percent Change, by Type of Expenditure 2006, available from http://www.cms.hhs.gov/NationalHealthExpendData/downloads/nheprojections2004 -2014.pdf; Internet.

Physicians serve a vital function to health systems, as they are the main channel to the hospital for patient admissions. Each person visits his or her physician 3.16 times per year, on average; and, in the over-65 aged population, the average nearly doubles to 6.15 times per year.3 On average, 119 people per thousand are admitted to the hospital every year – a number which has remained relatively unchanged since 1952.4 (See Fig. 2) Furthermore, most procedures are now offered on an outpatient basis. From 1981 to 2003, the number of outpatient procedures grew from 10% to 80% of all hospital and physician procedures,5 fueling the need for outpatient service facilities. (See Fig. 3)
Each metropolitan statistical area (MSA) has an average of 3.2 health systems and 2,600 physicians. There are approximately 885,000 physicians in the United States, of which approximately 690,000 physicians provide patient care.6 The average physician requires approximately 1,400 square feet of office space, translating into more than 975 million square feet of rentable medical office space in the country. This requirement for space is driven by hospitals and physicians needing to service patients in outpatient facility settings, not by developers looking to take advantage of hot real estate markets and competitive opportunities.
For most physicians, locating themselves near a hospital campus is critical to revenue and saving valuable time. Specialized services, such as diagnostic imaging, testing and rehabilitation facilities are often in close proximity, providing convenience and efficiency to physicians and their patients. For these reasons, among other reasons independent of leasing rates, physicians tend not to relocate. This stable tenancy keeps occupancies high and investment risks low for on-campus medical office and outpatient facilities. Occupancy of such facilities is typically near 100%, with their tenant retention exceeding other professional and commercial tenants in a typical office building.
From a hospital’s perspective, it is imperative to bring physicians on campus, thereby aligning the interests of the health system with the admitting physicians. Medical office and outpatient facilities serve as the gateway for patients being admitted to the hospital, resulting in low risk that the facility will become functionally obsolete. Hospitals have become increasingly focused on improving outpatient services for cost efficiency, new treatments, and preventing physicians from competing with the hospital by expanding facilities and services on their own. On average, a physician generates approximately $2 million per year in revenue for a hospital. Hence, hospitals have become more responsive to physician requests for the latest technology and new, on-campus facilities. Long-term, the U.S. Census Bureau projects that the population of 65 years and over will increase from roughly 40 million today to nearly 87 million by the year 2050,7 prompting proactive health systems to expand capacity and attract more physicians with whom it has a relationship.

[3]	U.S. Department of Health and Human Services, Center for Disease Control and Prevention, National Ambulatory Medical Care Survey: 2004 Summary (Hyattsville, MD: National Center for Health Statistics, 2006), 11.

[4]	American Hospital Association, Hospital Statistics 2007 (Chicago: American Hospital Association, 2007), 11.

[5]	Michael Romano, “Now Entering The Outpatient Zone,” Modern Healthcare, 28 August 2006, 66.

[6]	American Medical Association, Physician Characteristics and Distribution in the U.S. (Chicago: American Medical Association, 2006), 59.

[7]	U.S. Census Bureau, 2004 U.S. Interim Projections by Age, Sex, Race, and Hispanic Origin, available from www.census.gov/ipc/www/usinterimproj/; Internet.

Such factors have contributed to a greater focus by health systems on building and updating medical office and outpatient facilities. Of the estimated $20 billion in annual healthcare facility construction, approximately 20% to 30% are outpatient-related properties.8 However, medical office supply is generally kept in check by the eleemosynary nature of most hospitals which guide outpatient facility development with a slow, deliberate approach. Historically, there has never been a period of overbuilding such facilities. By the time a charitable health system is committed to building a medical office/outpatient facility, it is usually several years overdue. This dynamic, as well as hospital control of limited on-campus office space, results in high barriers-to-entry and demand-driven real estate characteristics which are unique to outpatient facilities. In contrast, senior living assets, including assisted living and independent living facilities, are subject to the supply-driven, sinuous real estate cycle, similar to apartments, with over-supply a risk in a good market, as was the case in the late 1990’s.
The same drivers of medical office expansion are also pressuring hospitals to improve acute-care facilities, technology, and services. Health system expansion plans are limited by the many other uses for their capital. As a result, health systems have become increasingly interested in recruiting third-party investors to build and own medical office/outpatient facilities on or adjacent to hospital campuses. When health systems exit the tenant/landlord relationship, there is the additional benefit of avoiding federal anti-kickback violations (Stark I and Stark II federal regulations) relating to landlord enticement of physicians to admit patients to the hospital – a criminal offense for both a hospital landlord and physician tenant.
Currently, medical office and other outpatient facilities are largely owned by hospital campus-based health systems. Approximately 20% are owned by physician occupants; and the small remainder is owned by real estate investors. As accretive acquisitions have become more difficult to find, the focus for some investors has become build-to-own development. Developers can take advantage of higher yields that are characteristic of newly constructed facilities, if they are aware of the unique demand-driven dynamics of hospital campuses and nationwide healthcare trends. There are significant opportunities for development on hospital campuses or in adjacent markets where medical office/outpatient facilities are, in most cases, several years overdue.
When evaluating risk and growth opportunities in the ownership of medical office and outpatient facilities, it is important to recognize the differentiation among facilities in location, size, services, tenants, and integration into health system strategies. Medical office buildings which service health systems typically comprise about 120,000 square feet of physician office suites. When a medical office building is located on a hospital campus and serves as an ancillary hospital facility, it may be as large as 250,000 square feet and generally offers diagnostic imaging and surgical suites in addition to physician offices. Outpatient facilities associated with a health system operate under different dynamics than smaller facilities which are not associated with any health system and merely provide generic offices for medical tenants. Such buildings, often around 10,000 square feet and distant from hospital campuses, are more fungible in nature. They are subject to the supply and demand cycles of general office space, low barriers-to-entry, lower tenant retention rates, and higher risk of becoming an orphan asset over time.

[8]	“Annual Construction & Design Survey,” Modern Healthcare, March 2000-2006.

Diversity and Tenancy
•	Diversity is the earmark of outpatient facilities in location, type, and tenancy.

•	Medical office/outpatient facilities benefit from the security of having multiple, unrelated tenants, in different specialties, with varying revenue sources.

•	Short leases promote lower deferred capital risk and provide rollover rent increases from tenants who are averse to relocation.
The diversity of medical office/outpatient investments is also an important element to their low-risk profile. Not only are these facilities diverse geographically in location across MSA’s, as well as in on-campus and off-campus delineation, but there is meaningful variation of facility types within the sector, including the following:
▪	Medical Office Buildings: Contain primarily physician offices and may include some of the following outpatient services – surgery, imaging, and/or laboratory. When located adjacent to a hospital facility, may contain select hospital support or clinics.

▪	Ambulatory Care Facilities: Focused on higher acuity outpatient services and often anchored by a surgery center. Services include surgery, imaging, rehabilitation, urgent care and short-term recovery beds. Facility may include a smaller component of physician office space. Usually located within several miles of a hospital campus.

▪	Physician Clinics: Provide outpatient services through an organized physician group, often of multiple specialties, and contain physician offices.

▪	Specialty Outpatient: Specialize in providing various outpatient services and office space such as diagnostic imaging, clinical laboratories, wellness services and outpatient rehabilitation.
Tenant diversity improves the risk profile of a medical office building as a real estate investment, with approximately 80 to 100 physicians per building, as well as multiple specialties and unrelated groups. A typical 120,000 square foot medical office building located on or near a hospital campus in a growing MSA would likely comprise on average 20% primary care practitioners – including family medicine, internal medicine, pediatrics or OB/GYN; and approximately 50% specialists – such as surgeons, cardiologists, gastroenterologists, neurologists, ophthalmologists, radiologists, etc. Such a facility would also generally include 15-20% square feet of operating rooms, diagnostic imaging, therapy and/or rehabilitation.
Medical office facilities are more akin to multi-tenanted, suburban office facilities than senior living facilities where there is usually one master lease with one tenant operator. Multiple, discrete tenants in different businesses with varying patient types and payor mix, with an aversion to relocate, exhibit an ideal low-business risk profile. Medical office leases by nature are preferably short in duration to accommodate physician practices that change in size or expand in service. Physicians are often sole proprietor tenants and look for personal flexibility and relational customer service from the landlord. Shorter leases also provide investors the opportunity to keep rents at market levels. Approximately 10-15% of a building is typically updated each year through the renewal of leases, resulting in less deferred capital risk than in a senior living facility.

High EBITDAR Coverage
•	Medical office/outpatient facility tenants have approximately 10 times the EBITDAR coverage of an average skilled nursing operator.
While rent coverage on an EBITDAR basis usually ranges from 1.2 to 1.8 times for senior living facilities, rent coverage for physician occupants of an average medical office/outpatient facility is estimated to range from eight to 12 times. Rent generally comprises only 4% to 6% of an average physician’s operating expenses,9 mitigating risk of tenant bankruptcy and lowering tenant sensitivity to changes in revenue – namely, reimbursement from public and private payors. Therefore, it is rare for a physician to default under a lease for monetary reasons.
Physician Reimbursement: Largely Private Pay
•	Historical reimbursement to physicians has been stable and largely private pay.

•	The politically sensitive nature of healthcare spending limits the risk of physician tenants losing revenue from public sources.
Private insurance and out-of-pocket expenses comprise the majority of physician reimbursement, mirroring the breakdown in revenue sources for all healthcare spending on the national level. (See Fig. 4) While private insurance and self-pay comprises more than 60% of reimbursement, Medicare and Medicaid make up approximately 26% and 9%, respectively, of average physician reimbursement.10 Physician payor mix differs from skilled nursing operators who receive significantly more revenue from public sources, including 65% from Medicaid, 10% from Medicare, and only 25% from private payors, on average. Payor mix in outpatient settings also varies widely from physician to physician, depending on location, specialty, patients, and physician preferences.
Even though the government has historically increased aggregate Medicare spending almost every year since its inception, investors tend to regard public revenue sources as risky, largely because government reimbursement appropriations are extensively reviewed by Congress each year. Also, senior living operators, which have minimal EBITDAR coverages, are more sensitive to Medicare and Medicaid reforms than hospitals and physicians. Physicians have roughly ten times the EBITDAR coverage of the average nursing home, resulting in significantly less risk from changes in reimbursement.11

[9]	Medical Group Management Association, Cost Survey for Single Specialty Practices (Denver: Medical Group Management Association, 2006).

[10]	U.S. Department of Health and Human Services, Center for Disease Control and Prevention, National Ambulatory Medical Care Survey: 2004 Summary.

[11]	Healthcare Realty Trust, Company Financial Statements.

In addition, Medicare payment rates have historically been stable for physicians, with most physician services still being reimbursed on a fee schedule system, or “fee-for-service,” while other providers such as hospitals and nursing homes are reimbursed on a set payment system based on average costs. Each year, the physician fee schedule is updated according to a growth rate formula. With the increase in spending on physician services outpacing economic growth, the formula has turned negative in recent years, although Congress has ignored the formula and provided for increases or flat payment levels each year. In 2007, the formula was set to cut physician payments by 5%; instead, Congress eliminated the proposed reduction and established a 1.5% incentive increase for doctors who report on quality measures.
Other changes are made in physician reimbursement from time to time and may benefit one specialty over another, or certain facility settings over others, making the diversity of tenants and facility types within medical office portfolios especially attractive to risk-averse investors. Physician incomes have been pressured by a number of factors, including higher malpractice insurance premiums, pricing pressure from managed care, and an effort by the government to make Medicare payments uniform for the same services across various facility settings. Despite headlines, Medicare spending has steadily risen over time (See Fig. 5)12, with both physicians and hospitals adjusting their case-mix and number of patients to offset lower profits. Most importantly, because of the extremely sensitive political nature of Medicare, payments to healthcare providers are largely de facto insulated against drastic cuts.
Ultimately, the macro dynamic of large consumer groups demanding more healthcare services is expected to increase healthcare providers’ demand for more capacity. Outpatient facilities are critical to health systems’ expansion goals, and their diversity of location, facility type, and tenant base, along with demand-driven real estate dynamics and high tenant EBITDAR coverages, contribute to the low-business risk profile of these assets as investments. These factors, combined with internal hospital capital demands, should continue expanding the attractiveness of medical office and outpatient facilities to real estate investors.

[12]	Budget of the United States Government , Office of Management and Budget, Historical Tables- Fiscal Year 2008.

Fig. 1

National Healthcare Spending
$2.0 Trillion
Other Spending
25%
Hospital Care
30%
Program
Administration
7%
Prescription Drugs
10%
Nursing Home
Care
6%
Physician and
Clinical Services
21%

National Healthcare Spending Source: Centers for Medicare & Medicaid Services, Office of the Actuary, National Health Statistics Group, January 2007. Numbers shown may not add up to 100% because of rounding. Hospital Care Physician and Clinical Services Nursing Home Care Prescription Drugs Program Administration and Net Cost Other Spending % 31 22 7 11 7 22 Other Spending 25% Hospital Care 30% Physician and Clinical Services 21% Nursing Home Care 6% Prescription Drugs 10% Program Administration 7% $2.0 Trillion Fig. 1

Fig. 2

Inpatient Hospital Admissions
Admissions/1,000
200
150
100
50
0
121.4
119.2
1955 1960 1965 1970 1975 1980 1985 1990 1994 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005

Source: American Hospital Association
Hospital Statistics, 2007

1955 1960 1965 1970 1975 1980 1985 1990 1994 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 126.2 138.5 148.3 154.9 167.4 170.8 152.2 135.1 118 117.8 117.3 117.9 117.7 118.7 117.3 118.6 119.7 119.6 119.5 119.2 Inpatient Hospital Admissions Source: American Hospital Association Hospital Statistics, 2007 Fig. 2

Fig. 3

Outpatient Care Growth
600
550
500
450
400
350
300
250
200
150
Millions of Visits/Year
1984
1985
1986
1987
1988
1989
1990
1991
1992
1993
1994
1995
1996
1997
1998
1999
2000
2001
2002
2003
2004
2005
Inpatient Days
Outpatient Visits

Source: American Hospital Association
Hospital Statistics, 2007

1984 1985 1986 1987 1988 1989 1990 1991 1992 1993 1994 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 Inpatient Days 265 250 220 210 205 200 198 196 196 202 197 190 193 196 191 192 192 194 197 197 197 197 Outpatient Visits 200 205 210 225 255 280 300 310 325 340 366 415 438 450 474 495 521 538 556 563 573 584 Outpatient Care Growth Source: American Hospital Association Hospital Statistics, 2007 Fig. 3

Fig. 4

National Healthcare Revenue Sources
$2.0 Trillion
Other Private
7%
Other Public
13%
Private Insurance
35%
Medicaid &
SCHIP
16%
Medicare
17%
Out-of-Pocket
13%

National Healthcare Revenue Sources Source: Centers for Medicare & Medicaid Services, Office of the Actuary, National Health Statistics Group, January 2007. Numbers shown may not add up to100% because of rounding. Private Insurance Out-of-Pocket Medicare Medicaid and SCHIP Other Public Other Private % 35 13 17 16 13 7 Other Private 7% Private Insurance 35% Out-of-Pocket 13% Medicare 17% Medicaid & SCHIP 16% Other Public 13% $2.0 Trillion Fig. 4

Fig. 5

4.0%
2.0%
0.0%
(2.0%)
(4.0%)
(6.0%)
(8.0%)
% of GDP
1970
1975
1980
1985
1990
1995
2000
2005
2010E
Total Surplus/(Deficit)
Medicare

Medicare Outlays % of GDP vs. Total Federal Surplus/(Deficit) % of GDP Fig. 5 Source: Historical Tables, Budget of the United States Government, Fiscal Year 2008 (Office of Management and Budget)